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                                                                     EXHIBIT 5.1

             [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]

                               February 24, 1999

Starwood Hotels & Resorts Worldwide, Inc.
777 Westchester Avenue
White Plains, New York 10604

Starwood Hotels & Resorts
777 Westchester Avenue
White Plains, New York 10604

     RE: STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
         STARWOOD HOTELS & RESORTS
         REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     We have served as Maryland counsel to Starwood Hotels & Resorts, a Maryland real estate investment trust (the "Trust"), and Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the "Corporation," together with the Trust, sometimes collectively referred to herein as "Starwood"), in connection with certain matters of Maryland law arising out of the registration of up to 12,129,584 shares (the "Corporation Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Corporation and up to 12,129,584 shares (the "Trust Shares") of Class B Shares of beneficial interest, par value $.01 per share, (the "Common Shares"), of the Trust, each of which is attached to a Corporation Share and trades as a unit consisting of one Corporation Share and one Trust Share (the "Shares"), covered by the Registration Statement on Form S-3, as filed by Starwood on or about the date hereof under the Securities Act of 1933, as amended (the "1933 Act"), and all amendments thereto (the "Registration Statement"). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Registration Statement.

     You have informed us that 3,143,690 of the Shares (the "Issued Shares") have been issued on a one-to-one basis upon exchange or conversion, directly or indirectly, of (i) 1,884,588 shares of Class A Exchangeable Preferred Shares, par value $.01 per share (the "Class A Exchangeable Shares"), of the Trust, and
(ii) 1,259,102 shares of Class B Exchangeable Preferred Shares, par value $.01 per share (the "Class B Exchangeable Preferred Shares"), of the Trust.

     You have further informed us that: up to 8,985,894 of the Shares (the "Exchangeable Shares") will be issued on a one-to-one basis upon exchange or conversion, directly or indirectly, of up to (i) 4,358,371 shares of Class A Exchangeable Preferred Shares, (ii) 3,844,473 shares of Class B Exchangeable Shares, (iii) 470,309 Class A limited partnership units (the "SLT Units") of SLT Realty Limited Partnership, a Delaware limited partnership ("SLT"), and (iv) 312,741 Class B limited partnership units (the "SLC Units") of SLC Operating Limited Partnership, a Delaware limited partnership ("SLC"). Each of the Class A Exchangeable Shares and Class B Exchangeable Preferred Shares which were exchanged or converted into Issued Shares, and each of the Class A Exchangeable Shares, Class B Exchangeable Preferred Shares, SLT Units and SLC Units which will be exchanged or converted into the Exchangeable Shares were issued pursuant
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Starwood Hotels & Resorts Worldwide, Inc.
Starwood Hotels & Resorts
February 24, 1999
Page 2
to that certain Transaction Agreement (the "Agreement"), among WHWE L.L.C., a Delaware limited liability company, Woodstar Investor Partnership, a Delaware general partnership, Capital Company of America, a Delaware corporation (then known as Nomura Asset Capital Corporation), Juergan Bartels, W & S Hotel L.L.C., a Delaware limited liability company, Westin Hotels & Resorts Worldwide, a Delaware corporation, W & S Lauderdale Corp., a Delaware corporation, W & S Seattle Corp., a Delaware corporation, Westin St. John Hotel Company, Inc., a United States Virgin Island corporation, W & S Denver Corp., a Delaware corporation, W & S Atlanta Corp., a Delaware corporation, the Trust (then known as Starwood Lodging Trust), SLT, the Corporation (then known as "Starwood Lodging Corporation") and SLC, and the transactions contemplated thereby (the "Transaction").

     In connection with our representation of Starwood, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

          1. The Registration Statement, including the related form of prospectus included therein (the "Prospectus");

          2. The Amended and Restated Declaration of Trust of the Trust (the "Amended Declaration"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

          3. The charter of the Corporation (the "Charter"), certified as of a recent date by the SDAT;

          4. The Bylaws of the Trust (the "Trust Bylaws"), certified as of a recent date by an officer of the Trust;

          5. The Bylaws of the Corporation (the "Corporation Bylaws"), certified as of a recent date by an officer of the Trust;

          6. Resolutions adopted by the Board of Trustees of the Trust, or a duly authorized committee thereof, authorizing the issuance of the Class A Exchangeable Shares, the Class B Exchangeable Shares, the SLT Units and the SLC Units and approving the Transaction Agreement, certified as of a recent date hereof by an officer of the Trust (the "Trustees' Resolutions");

          7. Resolutions adopted by the Board of Directors of the Corporation, or a duly authorized committee thereof, authorizing the issuance of the SLC Units and approving the Agreement, certified as of the date hereof by an officer of the Corporation (the "Directors' Resolutions");

          8. Resolutions of the shareholders of the Trust approving the issuance of the Trust Shares, certified as of the date hereof by an officer of the Trust (the "Shareholder Resolutions");

          9. Resolutions of the stockholders of the Corporation approving the issuance of the Corporation Shares, certified as of the date hereof by an officer of the Corporation
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Starwood Hotels & Resorts Worldwide, Inc.
Starwood Hotels & Resorts
February 24, 1999
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     (the "Stockholder Resolutions" and, together with the Trustees'
     Resolutions, the Directors' Resolutions and the Shareholder Resolutions, sometimes collectively referred to herein as the "Resolutions");

          10. A certificate of the SDAT, as of a recent date, as to the good standing of the Trust;

          11. A certificate of the SDAT, as of a recent date, as to the good standing of the Corporation;

          12. A certificate executed by an officer of the Trust, dated as of the date hereof;

          13. A certificate executed by an officer of the Corporation, dated as of the date hereof;

          14. The form of certificate evidencing a Share;

          15. The Agreement;

          16. The Intercompany Agreement the between the Trust and the Corporation, as amended through the date hereof; and

          17. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

          1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

          2. Each individual executing any of the Documents on behalf of a party (other than Starwood) is duly authorized to do so.

          3. Each of the parties (other than Starwood) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

          4. Any Documents submitted to us as originals are authentic. The form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.
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Starwood Hotels & Resorts Worldwide, Inc.
Starwood Hotels & Resorts
February 24, 1999
Page 4
          5. All actions taken in connection with the Trustees' Resolutions were taken at a duly called meeting at which a quorum was present and acting throughout or by unanimous written consent of the trustees.

          6. All actions taken in connection with the Directors' Resolutions were taken at a duly called meeting at which a quorum was present and acting throughout or by unanimous written consent of the directors.

          7. All actions taken in connection with the Shareholder Resolutions or the Stockholder Resolutions were taken at duly called meetings at which a quorum was present.

          8. Upon issuance of the Exchangeable Shares, the total number of shares of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Trust is then authorized to issue and the Exchangeable Shares will not be issued in violation of any restriction or limitation contained in the Declaration.

          9. Upon issuance of the Exchangeable Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Corporation is then authorized to issue and the Exchangeable Shares will not be issued in violation of any restriction or limitation contained in the Charter.

          10. Upon issuance of the Issued Shares, the total number of shares of Common Stock issued and outstanding did not exceed the total number of shares of Corporation Stock that the Corporation was then authorized to issue and the Issued Shares were not issued in violation of any restriction or limitation then contained in the Charter.

          11. Upon issuance of the Issued Shares, the total number of Common Shares issued and outstanding did not exceed the total number of Common Shares that the Trust was then authorized to issue and the Issued Shares were not issued in violation of any restriction or limitation then contained in the Declaration.

          12. Each SLT Unit and each SLC Unit convertible or exchangeable into a Share was duly authorized, validly issued, fully paid and non-assessable at the time of issuance and was or will be validly issued, outstanding and exchanged or converted in accordance with its terms at the time of any conversion or exchange of such interest.

          13. The terms of each of the SLT Units and each of the SLC Units were as set forth in Annex C to the Agreement when such unit was issued and were or will be as set forth in Annex C of the Agreement at the time of any conversion or exchange of such Units.

          14. All certificates and affidavits submitted to us are true, correct and complete, both when made and as of the date hereof.
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Starwood Hotels & Resorts Worldwide, Inc.
Starwood Hotels & Resorts
February 24, 1999
Page 5
     The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

          1. The Trust is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

          2. The Corporation is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

          3. The Issued Shares are duly authorized and, if issued in accordance with the Declaration, the Charter, the Resolutions and the Agreement, are validly issued, fully paid and nonassessable.

          4. The Exchangeable Shares are duly authorized and, upon issuance in accordance with the Declaration, the Charter, the Resolutions and the Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, any federal or state laws regarding fraudulent transfers, or any real estate syndication laws of the State of Maryland. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you solely for your use in connection with the Application and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

                          Very truly yours,

                          /s/  BALLARD SPAHR ANDREWS & INGERSOLL, LLP